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                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS     EXHIBIT 11.1

                              STEEL DYNAMICS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                               -----------------------       -----------------------
                                               JUNE 29,       JUNE 30,       JUNE 29,       JUNE 30,
                                                 1996           1997           1996           1997
                                               --------       --------       --------       --------
Weighted average shares outstanding..........    32,827         47,855         30,803         47,851
Adjustment for Staff Accounting Bulletin No.
  83.........................................     3,892(a)                      3,892(a)
Dilutive effect for options and warrants.....       N/A            N/A            N/A            N/A
                                                -------        -------        -------        -------
Adjusted weighted average shares
  outstanding................................    36,719         47,855         34,695         47,851
                                                =======        =======        =======        =======
Net income (loss)............................  $ (2,808)      $ 15,569       $(14,112)      $ 30,154
                                                =======        =======        =======        =======
Net income (loss) per share..................  $  (0.08)(b)   $   0.33(b)    $  (0.41)(b)   $    .63(b)
                                                =======        =======        =======        =======
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(a) Net income (loss) per share for the quarters ended June 29, 1996 and June
    30, 1997 were calculated by dividing net income (loss) by the weighted average number of shares of common stock outstanding including the antidilutive effect of shares issued from September 23, 1995 through
    September 23, 1996 using the treasury stock method. Net income per share for the three and six months ended June 30, 1997 excludes the antidilutive effect of common stock equivalents.

(b) Fully diluted earnings per share is the same as primary earnings per share.

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